Exhibit 99.01

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A&R Edelman

Reagan Crossley

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Investor Contact:

The Blueshirt Group

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Immersion Corporation Reports Third Quarter 2010 Results

SAN JOSE, Calif., November 4, 2010 — Immersion Corporation (NASDAQ: IMMR), the leader in developing and licensing touch feedback technology (http://www.immersion.com/corporate/), today reported financial results for the third quarter and nine months ended September 30, 2010.

Total revenues for the third quarter of fiscal 2010 were $6.5 million, as compared to $6.6 million for the third quarter of 2009. Net loss for the third quarter of 2010 was $(1.1) million, or $(0.04) per share. This compares to net loss of $(9.0) million or $(0.32) per share, for the third quarter of 2009.

“Our third quarter performance reflects the transition of our business model from a year ago, as a significant decline in product sales was offset by strong growth in revenues from royalties and licenses based on continued demand for our haptics solutions in mobility, gaming and other lines of business,” said Immersion CEO Victor Viegas. “Based on our current visibility, we expect revenues to be in the range of $5.8 million to $6.3 million for the fourth quarter and to exceed the high end of the $25 million to $30 million annual revenue outlook we provided earlier this year. In addition, we are on track to achieve positive Adjusted EBITDA for full-year 2010, which excludes non-cash charges for depreciation, amortization and stock based compensation. We believe Immersion is well-positioned to capitalize on the rapidly expanding market for touch-based applications, and we continue to lay the groundwork for the company’s future growth.”

Revenues for the nine months ended September 30, 2010 were $24.7 million, an increase of 19% compared to revenues of $20.8 million for the nine months ended September 30, 2009. Net loss for the nine months ended September 30, 2010 was $(3.6) million, or $(0.13) per share as compared to net loss of $(24.0) million, or $(0.86) per share, for the same period last year.

As of September 30, 2010, Immersion’s cash, cash equivalents, and short-term investments were $62.1 million, compared to $63.7 million as of December 30, 2009.

Q3 Corporate Highlights

Immersion recently:

–	Announced its TouchSense® 2500 solution, a new haptics solution in the TouchSense 2000 series that powers touch feedback effects in touch screen computers.

–

Announced that Toshiba Corporation has licensed Immersion’s TouchSense system. The first product to integrate Immersion’s haptics is the libretto® W100, the world’s first dual-touchscreen Windows mini-notebook PC.

Conference Call Information

Immersion will host a conference call with company management on Thursday, November 4, 2010 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the third quarter ended September 30, 2010. To participate on the live call, analysts and investors should dial +1 877.941.8416 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on November 11, 2010 by dialing +1 800.406.7325 and entering the passcode 4372057 #. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Haptic (touch) technology is key to the future of user experience in digital devices. Founded in 1993, Immersion (NASDAQ: IMMR) harnesses human touch to create user experiences that deliver a more compelling sense of the digital world. Using one of Immersion’s adaptable high fidelity haptic systems, partners can achieve a competitive advantage and greater revenue opportunities with products that are more intuitive, satisfying, efficient, and safe. With Immersion technology, world-class companies can deliver improved user experiences in products such as widely popular video games, leading video console gaming systems, advanced automotive driver controls, medical devices and award-winning mobile phones. With over 900 issued or pending patents in the U.S. and other countries, Immersion is the leading innovator in touch-enabled user experiences that bring the digital universe to life.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measure. Immersion discloses this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding future financial results and future market growth. Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, the effects of the current negative macroeconomic climate; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; adverse outcomes in any intellectual property-related litigation and the costs related thereto; unanticipated difficulties and challenges encountered in development efforts; potential restructuring charges; failure to retain key personnel; potential and actual claims and proceedings relating to such matters, including stockholder litigation and action by the SEC or other governmental agencies; and negative tax or other implications for Immersion resulting from the accounting adjustments; competition and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2009 and its most recent Quarterly Report on Form 10-Q, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR – C)

###

Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2010 (Unaudited)	December 31, 2009 (1)
ASSETS
Cash and cash equivalents	$13,128	$19,828
Short-term investments	48,962	43,900
Accounts receivable, net	849	2,988
Inventories	259	2,001
Deferred income taxes	250	248
Prepaid expenses and other current assets	4,158	4,474

Total current assets	67,606	73,439
Property and equipment, net	2,164	3,498
Intangibles and other assets, net	12,153	10,897

TOTAL ASSETS	$81,923	$87,834

LIABILITIES
Accounts payable	$1,273	$1,382
Accrued compensation	2,261	1,387
Other current liabilities	1,140	3,087
Deferred revenue and customer advances	4,319	6,578

Total current liabilities	8,993	12,434
Long-term deferred revenue	17,415	18,851
Deferred income tax liabilities	250	248
Other long-term liabilities	563	560

TOTAL LIABILITIES	27,221	32,093
STOCKHOLDERS’ EQUITY	54,702	55,741

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$81,923	$87,834

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Royalty and license	$5,141	$2,841	$17,848	$10,202
Product sales	1,217	3,467	6,035	9,518
Development contracts and other	189	285	848	1,061

Total revenues	6,547	6,593	24,731	20,781

Costs and expenses:
Cost of product sales (exclusive of amortization of intangibles shown separately below)	457	3,293	2,587	6,856
Sales and marketing	1,813	2,653	6,077	10,953
Research and development	2,007	2,690	6,473	10,031
General and administrative	3,008	6,673	11,808	15,899
Amortization of intangibles	211	243	650	682
Restructuring costs	—	181	—	1,532

Total costs and expenses	7,496	15,733	27,595	45,953

Operating Loss	(949)	(9,140)	(2,864)	(25,172)
Interest and other income	70	309	212	1,163

Loss from continuing operations before provision for income taxes	(879)	(8,831)	(2,652)	(24,009)
Provision for income taxes	(336)	(186)	(1,098)	(577)

Loss from continuing operations	(1,215)	(9,017)	(3,750)	(24,586)
Discontinued operations:
Gain on sales of discontinued operations	82	20	142	207
Gain (loss) from discontinued operations	—	(17)	1	384

Net Loss	$(1,133)	$(9,014)	$(3,607)	$(23,995)

Basic and diluted net loss per share
Continuing operations	$(0.04)	$(0.32)	$(0.13)	$(0.88)
Discontinued operations	—	—	—	0.02

Total	$(0.04)	$(0.32)	$(0.13)	$(0.86)

Shares used in calculating basic and diluted net loss per share	28,134	27,994	28,087	27,962